UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 19, 2015

Date of Report (Date of Earliest event reported)

HemCare Health Services Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4830 W. Kennedy Blvd., Suite 600, Tampa, FL., 33609

 (Address of principal executive offices) (Zip Code)

(844) 4-HEMCARE, (844) 4-436-2273

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2015, John Wilkes voluntarily resigned as the Chief Financial Officer of Hemcare Health Services, Inc. (the”Company”), effective immediately. There were no disagreements between Mr. Wilkes and the Company or any officer or director of the Company which led to Mr. Wilkes resignation. Mr. Wilkes had served as the Chief Financial Officer since 2014. Mr. Wilkes will continue to serve as a Director of the Company.

The Company is currently vetting a candidate to fill this position.

Item 7.01 Regulation FD Disclosure

On May 19, 2015 the Company licensed perpetual rights to use Ultroid Marketing Development Corp’s products and the trade name” Ultroid System”. Let it be known Michael Cao the Chairman of the Board of Ultroid Marketing Development Corp is the brother of James Cao the Chief Executive Officer and Director of Hemcare Health Services, Inc. thus a inherent conflict of interest exists.

2

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hemcare Health Services Inc.

Dated: September 24, 2015	By:	/s/ James Cao
	Name:	James Cao
	Title:	President and Chief Executive Officer